                                                                     EXHIBIT 4.7



NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.


                              NEOTHERAPEUTICS, INC.

                                 CLASS B WARRANT

Warrant No. B-2                                           Dated: April 6, 2000


      NeoTherapeutics, Inc., a Delaware corporation (the "Company"), hereby certifies that, for value received, Strong River Investments, Inc., or its registered assigns (the "Holder"), is entitled, subject to the terms and conditions set forth herein, to purchase from the Company up to a total of 2,000,000 shares of common stock, $.001 par value per share (the "Common Stock"), of the Company (each such share, a "Warrant Share" and all such shares, the "Warrant Shares"). Certain terms used herein are defined in Exhibit A attached hereto:

            1. Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register") in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

            2. Registration of Transfers and Exchanges.

                  (a) This Warrant may only be transferred pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act. In connection with any transfer of this Warrant other than pursuant to an effective registration


                                                                 Class B Warrant
statement or to the Company, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such Warrant under the Securities Act. Holder agrees to the imprinting, so long as is required by this Section 2(a), of a legend substantially similar to that first above written on any New Warrant (as defined below). Any such transferee shall agree in writing to be bound by the terms of this Warrant and shall have the rights of Holder under this Warrant. The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Transfer Agent or to the Company at its address for notice set forth in
Section 11. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a holder of a Warrant.

                  (b) This Warrant is exchangeable, upon the surrender hereof by the Holder to the Company at its address for notice set forth in Section 11 for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange.

            3. Duration, Exercise and Redemption of Warrants.

                  (a)   Company Call Option.

             (i) Subject to the terms and conditions set forth herein, prior to 2:30 p.m. (New York City time) on any Trading Day (as defined in Exhibit A) during the period between the Effective Date (as defined in Exhibit A) and the Trading Day immediately following the second year anniversary of the Effective Date (the "Expiration Date"), the Company may deliver written notices to the Holder (each, a "Call Notice" and the Trading Day a Call Notice is delivered, a "Delivery Date"), of the Company's election to call, for a price of $.0005 per Warrant Share, a portion of this Warrant as further described herein; provided that such price shall be adjusted to reflect any adjustment in the number of Warrant Shares issuable hereunder, so that the maximum aggregate redemption price shall continue to be $1,000. Notwithstanding anything to the contrary set forth in this Warrant: (1) a Call Notice may not apply to a number of Warrant Shares in excess of 15% of the average trading volume of the Common Stock for the two Trading Days immediately preceding the Delivery Date, (2) no Call Notice may be delivered until the expiration of the Call Expiration Time (as defined below) for the immediately preceding Call Notice, (3) a Call Notice may indicate that if the Exercise Price (as defined herein) applicable to an exercise of this Warrant pursuant to such Call Notice shall be lower than a dollar amount designated by the Company in such Call Notice (such dollar amount, a "Floor Price"), then, at the option of the





                                      -2-
                                                                 Class B Warrant

Holder: (A) the Exercise Price shall, exclusively for the purpose of such Call Notice, equal the Floor Price or (B) such Call Notice shall be null and void ab initio, provided, that a Floor Price must be less than 90% of the Per Share Market Value on the Trading Day preceding the Delivery Date and (4) no Call Notice may be delivered unless the conditions set forth in Section 3(a)(iii) have been either satisfied by the Company or waived by the Holder.

            (ii) The portion of this Warrant subject to a Call Notice will be canceled and of no further effect from and after 5:30 p.m. (New York City time) on the Trading Day following Delivery Date (the "Call Expiration Time"), unless between the Delivery Date and the Call Expiration Time the Holder notifies the Company in writing that it will exercise this Warrant to acquire the number of Warrant Shares subject to such Call Notice at the Exercise Price per share set forth in Section 3(c). Such exercise shall be in accordance with Section 3(b)(ii).

            (iii) The right of the Company to deliver a Call Notice is subject to the satisfaction or waiver by the Holder, at or before the applicable Call Expiration Time, of each of the following conditions (and, if after delivery thereof and on the applicable Exercise Date, any of the following conditions shall cease to be met, such Call Notice, at the option of the Holder, shall be null and void ab initio):


                  (a) The representations and warranties of the Company contained in the Purchase Agreement shall be true and correct as of each of the applicable Delivery Date and Call Expiration Time, as though first made on and as of such Delivery Date and Call Expiration Time (other than representations and warranties which relate to a specific date (which shall not include representations and warranties relating to the "date hereof") which representations and warranties shall be true as of such specific date);

                  (b) The Company shall have performed, satisfied and complied in all material respects with all covenants (including timely delivery of Warrant Shares in accordance with Section 3(a)), agreements and conditions of the Transaction Documents (as defined in the Purchase Agreement) to be performed, satisfied or complied with by the Company at or prior to the applicable Delivery Date and Call Expiration Time;

                  (c) The Underlying Shares Registration Statement (as defined in Exhibit A) shall be effective on the Delivery Date, not subject to any stop order or suspension;

                  (d) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or




                                      -3-
                                                                 Class B Warrant
                        endorsed by any court or governmental authority of competent jurisdiction and in force on the Delivery Date which prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

                  (e) Since the Closing Date (as defined in the Purchase Agreement), no event or series of events which reasonably would be expected to have or result in a Material Adverse Effect (as defined in the Purchase Agreement) and no Change of Control Transaction (as defined in Exhibit A) shall have occurred;

                  (f) Since the Closing Date, trading in the Common Stock shall not have been suspended by the Securities and Exchange Commission for a period in excess of five consecutive Trading Days or ten Trading Days in the aggregate (which need not be consecutive Trading
                        Days), except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company;

                  (g) On the Delivery Date, the Common Stock shall be trading on the Nasdaq Small Cap Market ("NASDAQ"), or on the Nasdaq National Market, New York Stock Exchange or American Stock Exchange (each, a "Subsequent Market");

                  (h) No approval of the shareholders of the Company shall be required under the rules of the Nasdaq Stock Market or any other Subsequent Market on which the Common Stock is traded or listed for trading in order to issue the number of Warrant Shares indicated in the applicable Call Notice at the Exercise Price;

                  (i) For the five Trading Days immediately preceding the applicable Delivery Date, the average daily trading volume of the Common Stock on the NASDAQ as reported by Bloomberg L.P., shall be at least 20,000 shares and the average of the Per Share Market Values (as defined in Exhibit A) for such five Trading Days shall be at least $5.00; and

                  (j) The Call Notice at issue would not result in a violation of Section 3(e).

                  (b)   Exercise By Holder.




                                      -4-
                                                                 Class B Warrant

            (i) At any time on and after the Effective Date (and in the case of an election to purchase which is not in response to a Call Notice, if earlier, the 90th day after the date of this Warrant) and prior to 5:30 p.m. (New York City time) on the Expiration Date, the Holder shall be entitled to purchase all or a portion of the Warrant Shares which have not been previously issued and with respect to which this Warrant has not been previously redeemed or canceled in accordance with the terms hereof.

            (ii) The Holder may purchase Warrant Shares hereunder by delivering to the Company, at its address for notice set forth in Section 11, a completed Form of Election to Purchase in the form attached hereto, together with the payment of the Exercise Price multiplied by the number of Warrant Shares indicated therein. An "Exercise Date" means the date of the delivery (which may be made via facsimile) of the Form of Election to Purchase and applicable Exercise Price.

            (iii) After the end of the week in which the Company receives one or more Forms of Election to Purchase and the applicable Exercise Price, the Company shall promptly (but in no event later than three Trading Days following the end of such week) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends except as required by the Purchase Agreement, provided, that, if in any week the Company shall receive one or more Forms of Election to Purchase for the purchase of in excess of 30,000 Warrant Shares, the Company shall issue such certificate no later than the third Trading Day following the date of the delivery of the applicable Form of Election to Purchase which resulted in the purchase of in excess of 30,000 Warrant Shares.

                  (A) If the Company fails to deliver to the Holder the certificate or certificates pursuant to this Section within the time specified in above, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such exercise.

                  (B) In addition to the rights set forth in (A) above, if the Company fails to deliver to the Holder such certificate or certificates pursuant to this Section within the time specified in above, and if after such time the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall
                        (1) pay in cash to the Holder  the amount by which
                        (x) the Holder's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (i) the aggregate number of Warrant Shares that such Holder anticipated receiving from the exercise at issue multiplied by (ii) the Per Share Market





                                      -5-
                                                                 Class B Warrant

                           Value on the Exercise Date and (2) at the option of the Holder, either rescind the exercise at issue or deliver to the Holder the number of Warrant Shares that would have been issued had the Company timely complied with its delivery requirements under this Section. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise with respect to which the Per Share Market Value on the Exercise Date was a total of $10,000, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

                  (c)      Exercise Price.

            The "Exercise Price" applicable to an exercise following a Call Notice under Section 3(a) shall equal the lower of (i) $33.75(subject to equitable adjustment for stock splits, reverse splits, combinations and other similar events) and (ii) 97% of the Per Share Market Value on the Trading Day immediately following the applicable Delivery Date. The Exercise Price applicable to an exercise pursuant to Section 3(b)(i) that is not in response to a Call Notice shall equal $33.75 (subject to equitable adjustment for stock splits, reverse splits, combinations and other similar events). The Exercise Price shall be subject to adjustment in accordance with Section 8.

                  (d) Redemption at Option of Company.

            On and after the 6th month anniversary of the Effective Date, the Company may redeem all or any portion of this Warrant which has not been previously exercised and for which no Form of Election to Purchase shall been received by delivery to the Holder of a notice of such redemption, together with the redemption price equal to $.05 per Warrant Share to be redeemed, payable by the third Trading Day following the delivery of such notice by the Company; provided that the redemption price shall be adjusted to reflect any adjustment in the number of Warrant Shares issuable hereunder, so that the maximum aggregate redemption price shall continue to be $100,000. Interest shall accrue on the unpaid portion of such redemption price at the rate of 10% per annum beginning on such third Trading Day.

                  (e)   Certain Exercise Restrictions.

            (i) The Company may not issue Warrant Shares upon exercise of this Warrant, in response to a Call Notice in excess of the product of (x) 50% and
(y)19.9999% of the shares of Common Stock outstanding on the Closing Date, less an amount equal to the aggregate number of shares of Common Stock issued (A) upon conversion of the Company's 5% Subordinated Convertible Debentures originally issued to the Holder, and (B) upon any exercise of this Warrant, in response to a Call Notice unless the Company shall have obtained the approval of the





                                      -6-
                                                                 Class B Warrant
stockholders of the Company as required under the rules of the Nasdaq Stock Market or such other exchange or trading facility on which the Common Stock is traded or listed for trading for such issuance. In the event of any subdivision, transfer or exchange of this Warrant, the limitation contained in this Section 3(e)(i) shall be appropriately adjusted to ensure that in no event shall the Company issue, upon any exercise of this Warrant in response to a Call Notice, in excess of the product of (x) 50% and (y) 19.999% of the shares of Common Stock outstanding on the Closing Date, less an amount equal to the aggregate number of shares of Common Stock issued (A) upon conversion of the Company's 5% Subordinated Convertible Debentures originally issued to the Holder, and (B) upon any exercise of this Warrant, in response to a Call Notice unless the Company shall have obtained the approval of the stockholders of the Company as required under the rules of the Nasdaq Stock Market or such other exchange or trading facility on which the Common Stock is traded or listed for trading for such issuance.

            (ii) A Holder may not exercise this Warrant to the extent such exercise would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules promulgated thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon such exercise and held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of an exercise hereunder, unless the exercise at issue would result in the issuance of shares of Common Stock in excess of 9.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular exercise hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of this Warrant is exercisable shall be the responsibility and obligation of the Holder. If the Holder has delivered a Form of Election to Purchase for a number of Warrant Shares that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the exercise for the maximum portion of this Warrant permitted to be exercised on such Date of Exercise in accordance with the periods described herein and, at the option of the Holder, either keep the portion of the Warrant tendered for exercise in excess of the permitted amount hereunder for future exercises or return such excess portion of the Warrant to the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 61 days prior notice to the Company.

            4. Piggyback Registration Rights. During the Effectiveness Period (as defined in the Registration Rights Agreement, of even date herewith, between the Company and the original Holder), the Company may not file any registration statement with the Securities and Exchange Commission (other than registration statements of the Company filed on Form S-8 or Form S-4, each as promulgated under the Securities Act, pursuant to which the Company is registering securities pursuant to a Company employee benefit plan or pursuant to a merger,






                                      -7-
                                                                 Class B Warrant
acquisition or similar transaction including supplements thereto, but not additionally filed registration statements in respect of such securities) at any time when there is not an effective registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder, unless the Company provides the Holder with not less than 20 days notice of its intention to file such registration statement and provides the Holder the option to include any or all of the applicable Warrant Shares therein. The piggyback registration rights granted to the Holder pursuant to this Section shall continue until all of the Holder's Warrant Shares have been sold in accordance with an effective registration statement or upon the expiration of the Effective Period. The Company will pay all registration expenses in connection therewith.

            5. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the issuance of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

            6. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and indemnity, if requested, satisfactory to it. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable charges as the Company may prescribe.

            7. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 8). The Company covenants that all Warrant Shares that shall be so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

            8.    Certain Adjustments.

                  (a) In case of any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then the Holder shall have the right thereafter to exercise this Warrant only into the shares of stock and other securities and property receivable upon or deemed to be





                                      -8-
                                                                 Class B Warrant
held by holders of Common Stock following such reclassification or share exchange, and the Holder shall be entitled upon such exercise to receive such amount of securities or property equal to the amount of Warrant Shares such Holder would have been entitled to had such Holder exercised this Warrant immediately prior to such reclassification or share exchange.

                  (b) In case of the closing of any (1) merger or consolidation of the Company with or into another Person, or (2) sale by the Company of more than one-half of the assets of the Company (on a book value basis) in one or a series of related transactions, or (3) tender or other offer or exchange (whether by the Company or another Person) pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, stock, cash or property of the Company or another Person; then the Holder shall have the right thereafter to (A) exercise this Warrant for the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and the Holder shall be entitled upon exercise of this Warrant to receive such amount of securities, cash and property as the Common Stock for which this Warrant could have been exercised immediately prior to such merger, consolidation or sales would have been entitled, or (B) in the event of an exchange or tender offer or other transaction contemplated by clause (3) of this Section, tender or exchange this Warrant for such securities, stock, cash and other property receivable upon or deemed to be held by holders of Common Stock that have tendered or exchanged their shares of Common Stock following such tender or exchange, and the Holder shall be entitled upon such exchange or tender to receive such amount of securities, cash and property as the shares of Common Stock for which this Warrant could have been exercised immediately prior to such tender or exchange would have been entitled as would have been issued. The terms of any such merger, sale, consolidation, tender or exchange shall include such terms so as continue to give the Holder the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

                  (c) All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

                  (d) If (i) the Company shall declare a dividend (or any other distribution) on its Common Stock; or (ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or (iii) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or (iv) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or (v) the Company shall authorize the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall cause to be mailed to each Holder at their last addresses as they shall appear upon the Warrant Register, at least 30 calendar days prior to the applicable record or effective date





                                      -9-
                                                                 Class B Warrant
hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up, provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

            9. Payment of Exercise Price. The Holder shall pay the Exercise Price for Warrant Shares purchased hereunder by delivery of immediately available funds.

            10. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares which shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable on the exercise of this Warrant, the Company shall pay an amount in cash equal to the Exercise Price multiplied by such fraction.

            11. Notices. Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 8:00 p.m. (New York City time) on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 8:00 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) if sent other than by the methods set forth in (i)-(iii) of this section, upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to 157 Technology Drive, Irvine, CA 92618, Attention: Chief Financial Officer, or to Facsimile No. (949) 788-6706, or (ii) if to the Holder, to the Holder at the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section.

            12. Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon thirty (30) days' notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent





                                      -10-
                                                                 Class B Warrant
shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

            13.   Miscellaneous.

                  (a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

                  (b) Subject to Section 13(a), above, nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or cause under this Warrant. This Warrant shall inure to the sole and exclusive benefit of the Company and the Holder.

                  (c) The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. The Company and the Holder hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. Each of the Company and the Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under this instrument and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

                  (d) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

                  (e) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
                            SIGNATURE PAGE FOLLOWS]


                                                                 Class B Warrant

            IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.


                                            NEOTHERAPEUTICS, INC.

                                            By: /s/ Samuel Gulko
                                                ------------------------------
                                                Name: Samuel Gulko
                                                Title: Chief Financial Officer

                          FORM OF ELECTION TO PURCHASE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To NeoTherapeutics, Inc.:

      In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase _____________ shares of common stock, $.001 par value per share, of NeoTherapeutics, Inc. (the "Common Stock") and , if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, encloses herewith $________ in cash, certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Form of Election to Purchase relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

      The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of

PLEASE INSERT SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER

________________________________________________________________________________

________________________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________

________________________________________________________________________________


      If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:

________________________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________

________________________________________________________________________________


Dated: ___________, _____                   Name of Holder:


(Print) ________________________________________________________________________

(By:) __________________________________________________________________________
Name:)
(Title:)
                                          (Signature must conform in all
                                          respects to name of holder as
                                          specified on the face of the
                                          Warrant)

                                                                 Class B Warrant

                               FORM OF ASSIGNMENT

          [To be completed and signed only upon transfer of Warrant]

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase ____________ shares of Common Stock of NeoTherapeutics, Inc. to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of NeoTherapeutics Inc. with full power of substitution in the premises.

Dated:

______________,____


                              ______________________________________

                              (Signature must conform in all respects to name of holder as specified on the face of the Warrant)

                              ______________________________________
                              Address of Transferee

                              ______________________________________

                              ______________________________________



In the presence of:


___________________


                                                                 Class B Warrant

                                                                       EXHIBIT A


      (i) "Business Day" means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York and the State of California are authorized or required by law or other governmental action to close.

      (ii) "Change of Control Transaction" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 33% of the voting securities of the Company, (ii) a replacement at one time or over time of more than one-half of the members of the Company's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (iii) the merger or consolidation of the Company with or into another entity that is not wholly-owned by the Company upon the completion of which the stockholders of the Company immediately before such merger or consolidation own or control less than 2/3 of the voting securities of the surviving entity or sale of 50% or more of the assets of the Company in one or a series of related transactions, or (i) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii).

      (iii) "Commission" means the Securities and Exchange Commission.

      (iv) "Effective Date" means the date the Underlying Shares Registration Statement is declared effective by the Commission.

      (v) "Per Share Market Value" means on any particular date (a) the closing bid price per share of Common Stock on such date on the NASDAQ or on such Subsequent Market on which the shares of Common Stock are then listed or quoted, or if there is no such price on such date, then the closing bid price on the NASDAQ or on such Subsequent Market on the date nearest preceding such date, or
(b) if the shares of Common Stock are not then listed or quoted on the NASDAQ or a Subsequent Market, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the shares of Common Stock are not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the Holder, or (d) if the shares of Common Stock are not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding.

      (vi) "Purchase Agreement" means the Convertible Debenture Purchase Agreement dated as of the date hereof, to which the Company and the original Holder hereof are parties.

                                                                 Class B Warrant

      (vii) "Trading Day" means (a) a day on which the shares of Common Stock are traded on the NASDAQ or on such Subsequent Market on which the shares of Common Stock are then listed or quoted, or (b) if the shares of Common Stock are not listed on the NASDAQ or a Subsequent Market, a day on which the shares of Common Stock are traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the shares of Common Stock are not quoted on the OTC Bulletin Board, a day on which the shares of Common Stock are quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the shares of Common Stock are not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean a Business Day.

      (viii) "Underlying Shares Registration Statement" shall have the meaning set forth in the Purchase Agreement.

                                                                 Class B Warrant